Exhibit 99.1

Alcoa Sells Former Rockdale Industrial Site for $240 Million

PITTSBURGH--(BUSINESS WIRE)--November 1, 2021--Alcoa Corporation (NYSE: AA) announced today it has completed the sale of land and industrial assets in the state of Texas in a transaction valued at $240 million.

The sale included approximately 31,000 acres in Milam and Lee Counties and was marketed as the Sandow Lakes Ranch, which includes the site of the former Rockdale aluminum smelter. The Rockdale smelter was fully curtailed in 2008 and was permanently closed in 2017.

The transaction, which was completed on Friday, October 29, 2021, predominately included highly improved pasture and agricultural property and industrial assets. The buyer is SLR Property I, LP, an affiliate of a private, Texas-based real estate investment entity.

"The successful sale of the Rockdale site demonstrates the value that we can unlock as we prepare former sites for redevelopment,” said Rob Bear, Alcoa’s Vice President of Transformation. “Since Rockdale’s closure, we’ve fulfilled our commitments and attracted numerous tenants who are helping create economic development opportunities.

“We are confident that the work we performed to prepare this site for this completed transaction will bring significant benefits to our former host community and the areas surrounding Rockdale,” said Bear.

The Company received $230 million in net cash proceeds and expects to record in the fourth quarter of 2021 a gain of approximately $200 million in other income. Consistent with prior transactions, Alcoa reflects gains or losses from non-core asset sales as special items.

Dissemination of Company Information

Alcoa Corporation intends to make future announcements regarding company developments and financial performance through its website at www.alcoa.com as well as through press releases, filings with the Securities and Exchange Commission, conference calls and webcasts.

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina, and aluminum products, and is built on a foundation of strong values and operating excellence dating back 135 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since developing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability, and stronger communities wherever we operate.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls, and webcasts.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “endeavors,” “working,” “potential,” “ambition,” “develop,” “reach,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Alcoa Corporation’s filings with the Securities and Exchange Commission. Alcoa Corporation disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Contacts

Investor Contact
James Dwyer
412-992-5450
James.Dwyer@alcoa.com

Media Contact
Jim Beck
412-315-2909
Jim.Beck@alcoa.com

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